Execution Version
Exhibit 10.26
AGREEMENT FOR SERVICE OF INDEPENDENT DIRECTOR

    This Agreement for Service of Independent Director (“Agreement”), effective as of the date of the filing of a petition under title 11 of the United States Code by the Company (“Effective Date”), is made and entered into by and between 23andMe Holding Co., a Delaware corporation, with principal offices located at 870 Market Street, Room 415, San Francisco, CA 94102 (“Company”), and Thomas B. Walper (“Independent Director” and, together with the Company, the “Parties”), and is based on the following:

A.The Independent Director was appointed to the board of directors of the Company (“Board”) by action of the Board to serve as a Class III Director of the Company, from and after the Effective Date, with a term expiring at the Company’s 2027 Annual Meeting of Stockholders, or his earlier resignation or removal in accordance in applicable law.

B.The Board determined that the Independent Director satisfies all applicable independence criteria under applicable law and listing requirements.

C.This Agreement reflects the terms and conditions of service of the Independent Director on the Board.

    NOW, THEREFORE, based on the foregoing premises, and for good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties hereto agree as follows:

1.Appointment. The Independent Director was appointed to serve as a Class III Director of the Board, from and after the Effective Date, with a term expiring at the Company’s 2027 Annual Meeting of Stockholders, and as a member of the Special Committee of the Board, by authorizing resolutions of the Board (such resolution, as applicable, an “Authorizing Resolution”) in accordance with the Second Amended and Restated Bylaws of the Company (the “Bylaws”) and the Company’s Certificate of Incorporation (the “Charter” and, together with the Bylaws, the “Organizational Documents”), and the Company represents that all procedures required for such appointments to be legally effective have been duly carried out. The Independent Director agrees to serve as a Class III Director of the Company, and as a member of the Special Committee, subject to the terms of this Agreement and the Indemnification Agreement (as defined below), effective as of the Effective Date.

2.Term. The Independent Director shall serve from and after the Effective Date until the Company’s 2027 Annual Meeting of Stockholders or his earlier resignation or removal. The Independent Director shall have the right to resign in accordance with the terms of the Bylaws and this Agreement. Upon any such resignation or any removal by the Company’s stockholders in accordance with applicable law and the Organizational Documents, this Agreement will terminate, subject to the obligations of the Parties that survive the termination hereof. The Independent Director will execute all documents and take such other actions as necessary or appropriate if so requested by the Company to effect such resignation. The resignation or removal of the Independent Director as a member of the Board shall not operate to deprive the Independent Director of the benefits of the Indemnification Agreement. Upon termination of this Agreement, the Independent Director agrees to reasonably cooperate at the Company’s expense with the Company with respect to legal matters of which the Independent Director has knowledge.

3.Responsibilities and Representations of the Independent Director.

(a)The Independent Director shall perform such duties as shall be usual and customary for an independent director of a Delaware corporation, subject to the terms of the Organizational Documents, the applicable Authorizing Resolutions and as may be required under applicable law, including the rules and regulations of the Nasdaq Stock Market.

(b)The Independent Director shall serve on the Special Committee of the Board.

(c)The Independent Director affirms that as of the date hereof, for all purposes of applicable law, the Independent Director is independent and disinterested. The Independent Director does not have any direct or indirect beneficial interest in any entity owning any equity interest in the Company or any of the Company’s lenders. The Independent Director will promptly inform the Board and the Company if at any time the Independent Director becomes aware of any information that would cause the Independent Director not to be independent within the meaning of applicable securities laws and other applicable law.

4.Representations of the Company.

(a)The Company represents and warrants that it is authorized and permitted by the Authorizing Resolutions and the Organizational Documents to execute this Agreement, and that the provisions of this Agreement are legal, valid, and binding in accordance with their terms. The Independent Director is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prohibit the Independent Director from entering into this Agreement or performing all of the Independent Director 's duties and obligations hereunder.

(b)The Company represents and warrants that: (i) no further actions by the Company are required for this Agreement to be legal, valid, and binding; (ii) the execution of this Agreement has been duly authorized; and (iii) the person executing this Agreement is authorized to execute this Agreement on behalf of the Company.

5.Compensation and Expenses.

(a)In consideration for the Independent Director’s services under this Agreement (including for the avoidance of doubt, the Independent Director’s service as a member of the Special Committee), the Company shall pay the Independent Director a cash payment of $35,000 for each month that the Independent Director serves on the

Board (“Monthly Fee”). The Monthly Fee shall be payable as an upfront $225,000 payment on or prior to the Effective Date of this Agreement (the “Payment”), and thereafter, beginning September 1, 2025, in monthly installments of $35,000 on the first of each month, prorated, as necessary, based on any amounts remaining of the Payment as of September 1, 2024; provided that, (i) if the Effective Date has not occurred or (ii) the Independent Director has not been appointed to the Board, in each ease, within five business days of payment of the Payment, the Independent Director shall repay the Payment to the Company. If prior to September 1, 2025, the Independent Director voluntarily resigns (a “Voluntary Resignation”) the Independent Director will repay to the Company an amount equal to $35,000, multiplied by the number of months less than six (6) this Agreement was in effect. For the avoidance of doubt, a Voluntary Resignation shall not include any involuntary resignation, including any such resignation arising from a change of control transaction or consummation of a transaction involving all or substantially all of the Company’s assets.
(b)Beginning on September 1, 2025, the Monthly Fee shall be payable in advance on the first day of each calendar month; provided that the Payment shall be paid on or prior to the Effective Date in accordance with Section 5(a) hereof.

(c)In addition, the Independent Director will receive a payment of $2,500 for each day in which the Independent Director is required to spend more than four (4) hours addressing matters that are outside of the regular duties associated with being a member of the Board and the Special Committee, as applicable, on account of his role as an Independent Director (“Per Diem Payment”), for preparation and participation in depositions, preparation for and participation in court or other judicial or administrative hearings, and participation in mediation or settlement meetings, or for meetings with Company management, advisors or external accountants or other consultants that are for purposes other than regular or special meetings of the Board or the Special Committee. All Per Diem Payments shall be subject to review by the Company before payment. The Monthly Fee shall be payable in advance on the first day of each calendar month; provided that the first Monthly Fee (pro-rated as applicable) shall be paid no later than five (5) business days when such Monthly Fee comes due in accordance with Section 5(a) hereof. Per Diem Payments, if any, shall be invoiced with appropriate documentation as determined by the Independent Director and payable no later than two weeks after receipt by the Company.

(d)The Company shall reimburse the Independent Director for all reasonable, necessary, and documented out-of-pocket expenses and disbursements incurred in carrying out his duties and responsibilities as an Independent Director, including, without limitation, travel on commercial flights, lodging and local transportation in accordance with Company policies (the “Expenses”). The Independent Director shall submit periodic invoices for Expenses to the Company and the Company agrees to pay such Expenses no later than two weeks after such receipt. If the reimbursement of any portion of such Expenses is disputed by the Company, the Company shall nonetheless timely pay the amount that is not disputed. If the Company believes the Expenses are unreasonable or unnecessary, the Company shall provide written notice to the Independent Director and the Parties shall meet within fourteen (14) days of such notice in an effort to resolve their dispute.

(e)The Parties agree that the Independent Director will be treated as an independent contractor, and that this Agreement shall not be deemed to create the relationship of employee and employer between the Independent Director and the Company. For the avoidance of doubt, the Independent Director will not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to the employees of the Company and its affiliates. The parties hereby acknowledge and agree that all amounts paid pursuant to Section 5(a) hereof shall represent fees for services as an independent contractor, and shall therefor be paid without any deductions or withholdings taken therefrom for taxes or for any other purpose. In addition, while the Independent Director is an attorney, licensed to practice law in the State of California, in his role as Independent Director, he will not be acting as a lawyer and/or providing legal advice of any kind, in connection with this Agreement or otherwise.

6.Insurance and Indemnification.

(a)As a material inducement to the Independent Director entering into this Agreement, the Company or one of its affiliates (which, in the case of an affiliate, shall include coverage of directors at the Company) shall maintain insurance to protect the Company and any director of the Company against any expense, liability or loss incurred in connection with the performance of such director’s services as a director of the Company, and such insurance shall cover the Independent Director to the same extent and manner as the other independent directors serving on the Board. The Independent Director shall have the right to receive a copy of any policy for such insurance upon request.

(b)As a material inducement to the Independent Director entering into this Agreement, the Company shall enter into its standard indemnification agreement with the Independent Director in substantially the form attached hereto as Exhibit A (“Indemnification Agreement”). The Company also hereby acknowledges and agrees that the Independent Director shall also receive, without duplication, the benefit of any indemnification provision of the Organizational Documents as a Director or as otherwise may be available under applicable law.

7.Notices. All notices required or permitted herein must be in writing, and may be served personally, by email, by any form of overnight delivery by a national overnight delivery company or service or by certified mail, return receipt requested. Notices by email or personal service shall be effective on the date delivered; notice by overnight delivery shall be effective on the next business day after delivery to such company or service within its parameters for overnight delivery, and notice by certified mail shall be effective three (3) days after being sent. Such notices shall be given as follows:

        Independent Director:        Thomas B. Walper
                        ______________________
                        ______________________                                        Email: _______________________

        Company:            23andMe Holding Co.
                        870 Market Street, Room 415,
San Francisco, CA 94102
    Attn: Legal Department

8.Parties. This Agreement (including, without limitation, its Insurance and Indemnification provisions) shall inure to the benefit of, and be binding upon, the Parties hereto and their respective heirs, executors, successors and assigns.

9.Governing Law; Litigation.

(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to its conflict of laws rules.

(b)The Parties hereby agree and irrevocably consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in and for New Castle County, or if the Court of Chancery lacks jurisdiction over such dispute, in any state or federal court having jurisdiction over the matter situated in New Castle County, Delaware, in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement. The Parties hereby agree and irrevocably consent to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner (other than by email) provided in Section 7 hereof. The Parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Court of Chancery of the State of Delaware in and for New Castle County, or if the Court of Chancery lacks jurisdiction over such dispute, in any state or federal court having jurisdiction over the matter situated in New Castle County, Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)The Parties waive all rights to trial by jury in connection with any proceeding or litigation arising under or in connection with this Agreement.

10.Entire Agreement. This Agreement (collectively, with the Indemnification Agreement, the Authorizing Resolution and the Organizational Documents, the “Documents”) contains the entire understanding between the Parties regarding the subject matter hereof and shall be binding on each of the Parties in accordance with its terms. This Agreement may not be changed, modified, limited, or amended except by a writing duly signed by the Independent Director and the Company. In the event of any conflict between (i) this Agreement and (ii) the Organizational Documents and the Indemnification Agreement regarding the Independent Director’s protections with respect to insurance, indemnity, exculpation, and/or otherwise within or among the Documents, the Independent Director shall have the broadest and greatest of each of such protections permitted under the reading of the Documents (individually and collectively) most favorable to the Independent Director, to the fullest extent permitted by applicable law.

11.Counterparts; Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same Agreement. Execution and delivery of this Agreement by email or facsimile or other electronic signature shall constitute execution and delivery for all purposes, with the same force and effect as execution and delivery of an original manually signed by the Parties. Email, .pdf, and facsimile signatures shall be valid and binding for all purposes.

12.Invalidity; Severability. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, the remainder of this Agreement will be binding on the Parties as if the unenforceable provisions had never been contained herein and any unenforceable provision shall, to the extent possible and permitted by law, be reformed to provide the Parties hereto, as nearly as possible, the rights and obligations of each in the unenforceable provision.

13.Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. No provision hereof shall be construed against any Party as drafter.

    IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement for Service of Independent Director as of the Effective Date.

                            INDEPENDENT DIRECTOR

                            /s/ Thomas B. Walper__________________
Thomas B. Walper

23andME HOLDING CO.

                            By: /s/ Joseph Selsavage_________
                            Name: Joseph Selsavage
                            Title: Chief Financial and
Accounting Officer

Exhibit A

Standard Form Indemnification Agreement